Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of The Prudential Series Fund hereby constitute, appoint, and authorize each of Claudia DiGiacomo, Andrew R. French, Melissa Gonzalez, Patrick McGuinness, Debra Rubano, Devan Goolsby and George Hoyt or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre- and post-effective amendments) relating to the reorganization listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Portfolio	Acquiring Portfolio
PSF PGIM Government Income Portfolio	PSF PGIM Total Return Bond Portfolio

Signature	Title

/s/ Timothy S. Cronin	Trustee, President and Principal Executive Officer
Timothy S. Cronin

/s/ Susan Davenport Austin	Trustee
Susan Davenport Austin

/s/ Sherry S. Barrat	Trustee
Sherry S. Barrat

/s/ Jessica Bibliowicz	Trustee
Jessica Bibliowicz

/s/ Kay Ryan Booth	Trustee
Kay Ryan Booth

/s/ Stephen M. Chipman	Trustee
Stephen M. Chipman

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ Thomas M. O'Brien	Trustee
Thomas M. O'Brien

/s/ Christian J. Kelly	Chief Financial Officer (Principal Financial Officer)
Christian J. Kelly

/s/ Elyse McLaughlin	Treasurer and Principal Accounting Officer
Elyse McLaughlin

Dated: November 19, 2024